Exhibit 1.1

EXECUTION VERSION

SL GREEN REALTY CORP.

2,600,000 SHARES COMMON STOCK

UNDERWRITING AGREEMENT

October 28, 2013

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

SL Green Realty Corp., a Maryland corporation (the “Company”), which qualifies for federal income tax purposes as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), and SL Green Operating Partnership, L.P., a Delaware limited partnership, the sole general partner of which is the Company (“SLG OP” and together with the Company, the “Transaction Entities”), each wish to confirm as follows its agreement with Citigroup Global Markets Inc. (the “Underwriter”) with respect to (i) the issuance and sale by the Company and the purchase by the Underwriter, of an aggregate of 2,600,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) the grant by the Company to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of 390,000 additional shares of Common Stock (the “Option Shares”). The Firm Shares and the Option Shares are herein collectively referred to as the “Securities.”

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-185626), including a prospectus, relating to, among other securities, the Securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, as amended, at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement.” The base prospectus included in the Registration Statement in the form in which it was most recently filed with the Commission on or prior to the date of this Agreement (the “Base Prospectus”), as amended and supplemented, immediately prior to the Time of Sale (as defined below) is hereinafter referred to as the “Pricing Prospectus”. The Base Prospectus, as supplemented by the prospectus supplement dated October 28, 2013 relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities (the “Prospectus Supplement”) is hereinafter referred to as the “Prospectus.” Any reference in this Agreement to the Registration Statement, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Pricing Prospectus or the Prospectus, as the case may be and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.  For purposes of this Agreement, all references to the Registration Statement, the Pricing Prospectus, any Issuer Free Writing Prospectus (as defined below) or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (“EDGAR”).

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company has prepared the following information (collectively, the “Time of Sale Information”): the Pricing Prospectus, each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule I hereto and the information included on Schedule II hereto.

As used in this Agreement:

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Time of Sale Information and the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information of the Company which are incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, as the case may be, at or prior to the date of this Agreement.

The term “Subsidiary” means a corporation, partnership or limited liability company, a majority of the outstanding voting or economic interests of which are owned or controlled, directly or indirectly, by the Company, SLG OP, Reckson Operating Partnership, L.P., a Delaware limited partnership (“Reckson OP”), or by one or more other Subsidiaries of the Company, SLG OP or Reckson OP, but not including the Joint Venture Entities (as defined below) or SC Office Portfolio LLC.  11 West 34th Street LLC, 7 Renaissance LLC, Devash LLC, 1080 Amsterdam Venture LLC, 1250 Broadway Realty Corp., 141 Fifth Avenue JV LLC, 16 COURT STREET JV LLC, 1604-1610 BROADWAY OWNER LLC, 1745 Broadway Realty Corp., 379 West Broadway Owner LLC, 609 PARTNERS, LLC, 717 GFC OWNER, LLC, 800 Third Avenue Associates LLC, 919 Ground Lease LLC, 919 JV LLC, Meadows Office MM LLC, Green JS Broadway Nassau LLC, Jericho Plaza Owner LP, OS Meadows LLC, SLG 100 Park LLC, TIMES SQUARE & 34TH HOLDING LLC, West 34th JV LLC, RT TRI-STATE LLC, 600 Lexington JV LLC, 280 Park Venture LLC, 110 E 42nd Mezz II LP, 10 East 53rd REIT LLC, Eastside Investors LLC, Green JS 1552 LLC, 747 Madison Retail Owner LLC, 141 Fifth Avenue Retail II LLC, Green Naftali Beekman LLC, 33 Beekman LLC, North 3rd RU Investor LLC, Green 521 Fifth Avenue LLC, 21 East 66th Street Associates, L.L.C., Schurland LLC, Green JS 155 LLC, 10E53 JV LP, 21 West 34 Manager Corp, 521 Fifth Avenue Corp, 600 Lexington Realty Corp, 280 Park Cleaning LLC, 280 Park Administration LLC, 1250 Broadway Mezz LLC, 1250 Broadway JV LLC, Metropolitan 919 3rd Avenue LLC, 919 Property Manager LLC and Almah Mezz LLC are each a “Joint Venture Entity” and together, the “Joint Venture Entities.”

1.             Representations, Warranties and Agreements of the Transaction Entities.  Each of the Transaction Entities, jointly and severally, represents, warrants and agrees that, as of the date hereof, as of the Time of Sale and as of each Closing Date (as hereinafter defined):

(a)           No order preventing or suspending the use of any Prospectus has been issued by the Commission, and each Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain, at the time of filing thereof, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Transaction Entities make no representations and warranties with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Transaction Entities in writing by the Underwriter expressly for use in any Prospectus, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described in Exhibit A hereto.

(b)           The Time of Sale Information, at the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Transaction Entities make no representations and warranties with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Transaction Entities in writing by the Underwriter expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described in Exhibit A hereto. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)           Neither the Transaction Entities, nor any of their affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on any of their behalf (other than the

Underwriter, as to whom each of the Transaction Entities makes no representation or warranty), has prepared, made, used, authorized, approved or distributed and none will prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by any Transaction Entity or any Affiliate (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Pricing Prospectus, (iii) the Prospectus, (iv) each document listed on Schedule I hereto, (v) any electronic road show and (vi) any other written communications approved in writing in advance by the Underwriter. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, and does not or will not conflict with information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Time of Sale Information filed prior to first use of such Issuer Free Writing Prospectus, did not, as of the Time of Sale, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Transaction Entities make no representations and warranties with respect to any statements in or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Transaction Entities in writing by the Underwriter expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described in Exhibit A hereto.

(d)               The Company meets the requirements for use of Form S-3 under the Securities Act as of the applicable effective date of the Registration Statement and any amendment thereto, as of the applicable filing date of the Prospectus Supplement and any amendments thereto and will meet such requirements as of each Closing Date (as defined in Section 4(b)); the Registration Statement is an “automatic shelf registration statement,” as defined under Rule 405 of the Securities Act, that has been filed with the Commission not earlier than three years prior to the date hereof, such Registration Statement and any post-effective amendment thereto became effective upon filing and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Transaction Entities. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against any Transaction Entity or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement and any amendment thereto complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of each Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Transaction Entities make no representations and warranties with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Transaction Entities in writing by the Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described in Exhibit A hereto.

(e)               The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, complied in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will comply in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify will not have a material adverse effect on the condition, financial or otherwise, business, prospects, operations, management, consolidated financial position, net worth, stockholders’ equity or results of operations of the Transaction Entities, the Subsidiaries and the Joint Venture Entities considered as one enterprise or on the use or value of the Properties (as hereinafter defined) as a whole (collectively, a “Material Adverse Effect”), and has all power and authority necessary to own, lease and operate its properties and other assets, to conduct the business in which it is engaged, and to enter into and perform its obligations under this Agreement to which it is a party.

(g)               The Company has an authorized capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus, and all of the issued capital stock of the Company has been duly and validly authorized and issued, is fully paid and non-assessable, has been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws) and not in violation of the preemptive or other similar rights of any security holder of the Company, and conforms to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, (i) no shares of capital stock of the Company are reserved for any purpose other than pursuant to conversion, exchange or redemption of equity interests in SLG OP (“Units”) and those shares that may be issued pursuant to the Sale-Purchase Agreement, dated August 12, 2013 (the “Sale-Purchase Agreement”), by and among Blue Chip West 33-34 LLC, Careit Penmark Limited Partnership, Public Sector Pension Investment Board and SLG 315 West LLC, (ii) except for the Units, there are no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of capital stock or any other securities of the Company.

(h)               SLG OP has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify will not have a Material Adverse Effect, and has all power and authority necessary to own, lease and operate its properties and other assets, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement to which it is a party.  The Company is the sole general partner of SLG OP.  The Agreement of Limited Partnership of SLG OP, as amended (the “SLG OP Agreement”), is in full force and effect, and the aggregate percentage interests of the Company and outside limited partners in SLG OP are substantially as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(i)                Reckson OP has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify will not have a Material Adverse Effect, and has all power and authority necessary to own, lease and operate its properties and other assets, to conduct the business in which it is engaged.  Wyoming Acquisition GP LLC, a Delaware limited liability company (“Wyoming”), a wholly-owned subsidiary of SLG OP, is the sole general partner of Reckson OP, and SLG OP owns 100% of the limited partner interests of Reckson OP.  The Agreement of Limited Partnership of Reckson OP, as amended (the “Reckson OP Agreement”) is in full force and effect.

(j)                All issued and outstanding Units have been duly authorized and validly issued and have been offered and sold or exchanged in compliance in all material respects with all applicable laws (including, without limitation, federal or state securities laws) and not in violation of the preemptive or other similar rights of any security holder of SLG OP.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no Units are reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any Units and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Units or other securities of SLG OP. The terms of the Units conform in all material respects to statements and descriptions related thereto contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(k)               The statements in the Registration Statement, the Time of Sale Information, the Prospectus and the Company’s Current Report on Form 8-K, filed on July 25, 2013 (the “8-K”), under the headings “Material United States Federal Income Tax Consequences,” and “Certain Supplemental United States Federal Income Tax Consequences,” when taken together with, “Description of Common Stock,” “Certain Anti-Takeover

Provisions of Maryland Law,” “Restrictions on Ownership of Capital Stock” and “Underwriting” accurately and fairly summarize the matters therein described and legal conclusions with respect to such matters.

(l)                SLG OP and Reckson OP are the only Subsidiaries that constitute a “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X).  The only Subsidiaries of the Company are (a) the Subsidiaries listed in Exhibit 21.1 to the Company’s Form 10-K for the year ended December 31, 2012 and (b) certain other Subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(m)              The Securities have been duly and validly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable.  Upon payment of the purchase price and delivery of the Securities in accordance herewith, the Underwriter will receive good, valid and marketable title to the Securities, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims, restrictions and equities. The Securities conform in all material respects to all statements and descriptions related thereto contained in the Time of Sale Information and the Prospectus.  No holder of the Securities will be subject to personal liability by reason of being such a holder and the issuance of the Securities is not subject to any preemptive or other similar rights.

(n)               (i) This Agreement has been duly and validly authorized, executed and delivered by each of the Transaction Entities; (ii) the SLG OP Agreement has been duly and validly authorized, executed and delivered by the parties thereto and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law; (iii) the Reckson OP Agreement has been duly and validly authorized, executed and delivered by the parties thereto and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law; (iv) each of the limited liability operating agreements, stockholders’ agreements or similar joint venture agreements of the Joint Venture Entities (the “Joint Venture Agreements”) has been duly and validly authorized, executed and delivered by the parties thereto that are affiliates of the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law; and (v) none of the Transaction Entities or any Subsidiary that holds any interest in any of the Joint Venture Entities is in default under any of the Joint Venture Agreements nor, to the knowledge of the Transaction Entities, is any third-party holder of interests in any of the Joint Venture Entities in default under any of the Joint Venture Agreements except, with respect to this clause (v), for any such default that would not have a Material Adverse Effect.

(o)               The execution, delivery and performance of this Agreement by each of the Transaction Entities, as applicable, the issuance and sale of the Securities and the consummation of any of the transactions contemplated hereby and thereby and by the Registration Statement, the Time of Sale Information and the Prospectus (A) do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute (with or without the giving of notice or the passage of time, or both) a default (or give rise to any right of termination, redemption, repurchase, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, indenture, mortgage, deed of trust, lease, license, contract, loan agreement or other agreement or instrument to which any of the Transaction Entities or Reckson OP is a party or by which any of the Transaction Entities or Reckson OP is bound or to which any of the Properties or other assets of any of the Transaction Entities or Reckson OP is subject, (B) will not result in any violation of any of the provisions of the charter, by-laws, certificate of limited partnership, agreement of limited partnership or other organizational document of any of the Transaction Entities, Reckson OP or Joint Venture Entities, or (C) will not result in any violation of any statute or any order, writ, injunction, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Transaction Entities, Subsidiaries, Joint Venture Entities or any of the Properties, except, with respect to subsections (A) and (C), for any such breach or violation that would not have a Material Adverse Effect.  Except for such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, by the

New York Stock Exchange (“NYSE”), or by the Financial Industry Regulatory Authority, Inc. (“FINRA”), and applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriter, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Transaction Entities, and the consummation of the transactions contemplated hereby, and by the Registration Statement, the Time of Sale Information and the Prospectus.

(p)               Except as disclosed in the Time of Sale Information and the Prospectus or as may be entered into from time to time in connection with investments for which consideration is paid in equity securities of the Company or SLG OP (provided that the Company shall give written notice to the Underwriter of any such investments and the arrangements entered into in connection thereto), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act, other than pursuant to (i) the Contribution Agreement and related Registration Rights Agreement, each dated September 22, 2010, among The Swig Investment Companies LLC, SLG OP and the Company (the “Swig Agreements”), (ii) the Contribution Agreement and related Registration Rights Agreement, each dated October 25, 2010, among Devash LLC, Eretz LLC, SLG OP and the Company (the “Eretz Agreements”), (iii) the Contribution Agreement and related Registration Rights Agreement, each dated November 10, 2011, among Almah Mezz LLC, Almah Mezz Owner LLC, Eretz LLC, SLG OP and the Company (the “Almah Mezz Agreements”), (iv) that certain Sale-Purchase Agreement dated as of September 28, 2011 between SL Green Realty Acquisition, LLC as purchaser and the sellers named therein and the related Registration Rights Agreement dated January 31, 2011 (the “Frankel Agreements”) and (v) the Contribution Agreement, dated April 27, 2012, among 304 Park Avenue South Limited Liability Company, 304 PAS Owner LLC and the Company and the related Registration Rights Agreement, dated June 1, 2012, between 304 Park Avenue South Limited Liability Company and the Company (together, the “304 PAS Agreements”).

(q)               Except as described in the Time of Sale Information and the Prospectus, no Transaction Entity has sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than securities issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, that would be required to be integrated with the sale of the Securities.

(r)                (i) Except as would not have a Material Adverse Effect, none of the Transaction Entities, Subsidiaries, Joint Venture Entities or Properties (as defined below) has sustained, since the date of the latest financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus; and (ii) since the date of the latest financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, there has not been any material change in the capital stock or long-term debt of any of the Transaction Entities, or any material adverse change, or any development involving a prospective material adverse change, in or affecting any of the Properties or the condition, financial or otherwise, or in the business, prospects, operations, management, financial position, net worth, stockholders’ equity or results of operations, whether or not arising from transactions in the ordinary course of business, of the Transaction Entities, Subsidiaries and Joint Venture Entities considered as one enterprise, or in the use or value of the Properties as a whole, other than as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus.

(s)                The financial statements (including the related notes and supporting schedules) of the Company, included in, or incorporated by reference into, the Registration Statement, the Time of Sale Information and the Prospectus (i) present fairly the financial condition, the results of operations, the statements of cash flows and the statements of equity and other information purported to be shown thereby of the Company and its consolidated Subsidiaries, at the dates and for the periods indicated and (ii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The summary and selected financial data included in, or incorporated by reference into, the Registration Statement, the Time of Sale

Information and the Prospectus present fairly the information shown therein at the respective dates and for the respective periods specified, and the summary and selected financial data have been presented on a basis consistent with the financial statements so set forth in the Registration Statement, the Time of Sale Information and the Prospectus and other financial information. The pro forma financial information, if any, included in, or incorporated by reference into, the Time of Sale Information and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act with respect to pro forma financial information and includes all adjustments necessary to present fairly the pro forma financial position of the Company at the respective dates indicated and the results of operations for the respective periods specified.  No other financial statements (or schedules) of the Company or any predecessor of the Company are required by the Securities Act to be included or incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information.  The other financial and statistical information and data included in, or incorporated by reference in, the Registration Statement, the Time of Sale Information or the Prospectus have been derived from the financial records of the Company (or its predecessors) and, in all material respects, have been prepared on a basis consistent with such books and records of the Company (or its predecessors). The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(t)                Ernst & Young LLP, who has certified the financial statements and supporting schedules included in, or incorporated by reference into, the Registration Statement, the Time of Sale Information and the Prospectus, (A) whose reports appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed by the Company on February 27, 2013, which is incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus, and (B) and who has delivered the initial letter referred to in Section 8(h) hereof, are, and during the periods covered by such reports, was, an independent registered public accounting firm as required by the Securities Act.

(u)               (A) SLG OP and Reckson OP, directly or indirectly, or any Joint Venture Entity in which any of the Company or SLG OP, directly or indirectly, owns an interest, as the case may be, has good and marketable title fee or leasehold, as the case may be, to each of the interests in the properties and the other assets described in the Registration Statement, the Time of Sale Information and the Prospectus as being directly or indirectly owned by SLG OP, Reckson OP or the applicable Joint Venture Entity, respectively (together, the “Properties”), in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those referred to in the Registration Statement, the Time of Sale Information and the Prospectus or those which would not have a Material Adverse Effect; (B) except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus, none of the Transaction Entities, Subsidiaries or Joint Venture Entities is in default under (i) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties, or (ii) any ground lease, sublease or operating sublease relating to any of the Properties, and no Transaction Entity knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements except with respect to (i) and (ii) immediately above any such default that would not have a Material Adverse Effect; (C) except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus, no tenant of any of the Properties is in default under any space leases (as lessor or lessee, as the case may be) relating to the Properties except any such default that would not have a Material Adverse Effect; (D) to the knowledge of any of the Transaction Entities, each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not have a Material Adverse Effect; and (E) no Transaction Entity has knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will in any material manner affect the size of, use of, improvements on, construction on or access to the Properties.

(v)               The mortgages and deeds of trust which encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties.

(w)              SLG OP or Reckson OP, as applicable, directly or indirectly, has obtained title insurance on the fee or leasehold interests, as the case may be, in each of the Properties, in an amount at least equal to the purchase price of each such Property, or, if SLG OP or Reckson OP, as applicable, owns less than 100% of such Property, then its proportionate share of the purchase price of such Property. SLG OP or Reckson OP, as applicable, has purchased for the benefit of any mortgage lender, title insurance in an amount equal to the amount of mortgage indebtedness.

(x)               Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus or as would not result in a Material Adverse Effect:  (A) to the knowledge of the Transaction Entities, the operations of the Transaction Entities, Reckson OP, the Joint Venture Entities and the Properties are in compliance with all Environmental Laws (as defined below) and all requirements of applicable permits, licenses, approvals and other authorizations issued pursuant to Environmental Laws; (B) to the knowledge of the Transaction Entities, none of the Transaction Entities, Reckson OP, any Joint Venture Entity or any Property has caused or suffered to occur any Release (as defined below) of any Hazardous Substance (as defined below) into the Environment (as defined below) on, in, under or from any Property, and no condition exists on, in, under or adjacent to any Property that could result in the incurrence of liabilities under, or any violations of, any Environmental Law or give rise to the imposition of any Lien (as defined below), under any Environmental Law; (C) none of the Transaction Entities, Reckson OP or any Joint Venture Entity has received any written notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any Property; (D) none of the Transaction Entities has actual knowledge of, or received any written notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment on, in, under or from any Property; and (E) no Property is included or, to the knowledge of the Transaction Entities, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the “EPA”) or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and none of the Transaction Entities or Reckson OP has actual knowledge that any Property has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Transaction Entities, is included on any similar list of potentially contaminated sites pursuant to any other Environmental Law.

As used herein, “Hazardous Substance” shall include any hazardous substance, hazardous waste, toxic substance, pollutant or hazardous material, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is subject to regulation under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. § 172.101, or in the EPA’s List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302); “Environment” shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, ambient, workplace and indoor and outdoor air; “Environmental Law” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. § 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. § 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. § 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. § 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. § 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. § 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules and orders relating to the protection of the environments or of human health from environmental effects; “Governmental Authority” shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; “Lien” shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance.

(y)               Except as described or referred to in the Registration Statement, the Time of Sale Information and the Prospectus, each of the Transaction Entities, their Subsidiaries and the Joint Venture Entities are insured by licensed insurers against such losses and risks and in such amounts and covering such risks as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Registration Statement, the Time of Sale Information and the Prospectus; each of the Transaction Entities, their Subsidiaries and the Joint Venture Entities are in compliance with the terms of such insurance policies and instruments in all material respects; and neither of the Transaction Entities has any reason to believe that it, any

Subsidiary or any Joint Venture Entity will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage (to the extent that such renewal is available on a commercially reasonable basis) from similar insurers as may be necessary to continue their business at a cost that would not have a Material Adverse Effect.

(z)               Each of the Transaction Entities, their Subsidiaries and the Joint Venture Entities owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of its business and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others.

(aa)             Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no actions, suits or proceedings by or before any court or Governmental Authority pending to which any of the Transaction Entities, their Subsidiaries or any Joint Venture Entity is a party or of which any of the Properties or assets of any of the Transaction Entities, Subsidiaries or Joint Venture Entities is the subject which, if determined adversely to such entities, might have a Material Adverse Effect, and to the knowledge of any of the Transaction Entities, no such proceedings are threatened or contemplated by court or Governmental Authority or threatened by others.

(bb)             There are no contracts or other documents which are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or the Exchange Act, which have not been described in the Registration Statement, the Time of Sale Information and the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Securities Act.

(cc)             No relationship, direct or indirect, exists between or among any of the Transaction Entities on the one hand, and the directors, officers, stockholders, customers or suppliers of the Transaction Entities, their Subsidiaries or any Joint Venture Entity on the other hand, which is required to be described in the Registration Statement, the Time of Sale Information or the Prospectus which is not so described.

(dd)             Each Transaction Entity is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Transaction Entity would have any liability; no Transaction Entity has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code; each “pension plan” for which any Transaction Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

(ee)             Each of the Transaction Entities, their Subsidiaries and any Joint Venture Entity has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof (after giving effect to any extension granted or otherwise permitted)  and has paid all taxes due thereon or otherwise due and payable, except as would not reasonably be expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to any of the Transaction Entities, their Subsidiaries or any Joint Venture Entity which has had a Material Adverse Effect (nor does any Transaction Entity have any knowledge of any tax deficiency which, if determined adversely to it, might have a Material Adverse Effect).

(ff)              At all times since August 14, 1997, the Company has been and upon the sale of the Securities will continue to be, organized and operated in conformity with the requirements for qualification and taxation of the Company as a REIT under the Code and the proposed method of operation of the Company as described in the Registration Statement, the Time of Sale Information and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken or will be taken (or not taken which are required to be taken) which would cause such qualification or method of taxation to be lost. At all times since their respective formations, each of SLG OP, Wyoming and Reckson OP has been classified for taxation under the Code as either (1) a partnership and not as (a) an association taxable as a corporation or (b) a “publicly traded partnership” taxable as a corporation under Section 7704(a) of the Code or (2) in the case of Wyoming, and Reckson OP, only, as an entity disregarded as an entity separate from SLG OP for U.S. federal income tax purposes under Treasury Regulation Section 301.7701-3, and no actions have been taken or will be taken (or not taken which are required to be taken) which would cause such qualification or classification to be lost.

(gg)             Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither SLG OP nor Reckson OP is currently prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on SLG OP’s or Reckson OP’s partnership interest, as applicable, or from repaying the Company for any loans or advances made by the Company to SLG OP or Reckson OP.

(hh)             Since the date as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus through the date hereof, and except as may otherwise be disclosed in, or contemplated by, the Registration Statement, the Time of Sale Information and the Prospectus, no Transaction Entity has (a) issued or granted any securities, other than with respect to grants of securities pursuant to Equity Plans (as hereinafter defined), (b) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (c) entered into any transaction not in the ordinary course of business or (d) except for regular quarterly dividends on the Company’s Common Stock and preferred stock, and regular distributions on the Units, declared or paid any dividend or distribution on its capital stock, Units or other form of ownership interests.

(ii)               Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, with respect to stock options or other equity incentive grants (collectively, “Awards”) granted subsequent to the adoption of the Sarbanes-Oxley Act on July 31, 2002 pursuant to the employee benefit plans, qualified stock option plans, dividend reinvestment plans or other employee compensation plans of either of the Transaction Entities and their Subsidiaries (the “Equity Plans”), (i) no stock options have been granted with an exercise price based upon a price of the Common Stock of the Company on a date occurring prior to either (A) the business day immediately preceding the date of approval of such grant or (B) the date of approval of such grant, (ii) each such grant was made in accordance with the material terms of the Equity Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, and (iii) each such grant has been properly accounted for in accordance with generally accepted accounting principles in the financial statements (including the related notes) of each of the Transaction Entities and disclosed in each of the Transaction Entities’ filings with the Commission to the extent required to be disclosed.

(jj)               Each Transaction Entity (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization, (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(kk)             None of the Transaction Entities, their Subsidiaries or any Joint Venture Entity (i) is in violation of its charter, by-laws, certificate of limited partnership, agreement of limited partnership or other similar organizational document, except, with respect to any Joint Venture Entity, for any such violation which would not have Material Adverse Effect, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute a default (or give rise to any right of termination, redemption, repurchase, cancellation or acceleration), in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of the Properties or any of its other properties or assets is subject, except for any such default which would not have a Material Adverse Effect, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or the Properties or any of its other properties or assets may be subject except for any such violation which would not have a Material Adverse Effect.

(ll)               None of the Transaction Entities, their Subsidiaries or any Joint Venture Entity, nor any director, officer, agent, employee or other person associated with or acting on behalf of such entity, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(mm)          None of the Transaction Entities is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus none will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(nn)             Other than this Agreement and as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Underwriting,” there are no contracts, agreements or understandings between any Transaction Entity nor any of their subsidiaries and any person that would give rise to a valid claim against any Transaction Entity or the Underwriter for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

(oo)             The Company intends to apply the net proceeds from the sale of the Securities being sold by the Company in accordance with the description set forth in the Time of Sale Information and the Prospectus under the caption “Use of Proceeds.”

(pp)             Each of the Transaction Entities, their Subsidiaries and the Joint Venture Entities possess such permits, certificates, franchises, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to the ownership of the Properties or any of its other properties or assets or to conduct the business now operated by them except where failure to possess any such Governmental Licenses would not result in a Material Adverse Effect; the Transaction Entities, their Subsidiaries and the Joint Venture Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect; and none of the Transaction Entities, their Subsidiaries or the Joint Venture Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(qq)             None of the Transaction Entities, nor any of their respective trustees, directors, officers, members or controlling persons, has taken or will take, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(rr)               The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that (A) the material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within those entities, particularly during the preparation of the Registration Statement, the Time of Sale Information and the Prospectus and (B) the information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms; (ii) have been evaluated for effectiveness as of the date hereof; and (iii) are effective in all material respects to perform the functions for which they were established.

(ss)              Based on its evaluation of its internal control over financial reporting, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.  Subject to the foregoing, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect the Company’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses since the end of the Company’s most recent audited fiscal year.

(tt)               There is and has been no failure on the part of the Transaction Entities and any of the Transaction Entities’ trustees or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, to the extent such rules and regulations are applicable.

(uu)             At the time of filing of the Registration Statement and any amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer” and the Company was and is a “well-known seasoned issuer,” in each case as defined in Rule 405 under the Securities Act.

2.             Purchase and Sale of the Securities.

(a)           On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell to the Underwriter and the Underwriter, agrees to purchase from the Company, at a purchase price of $95.94 per Share, the Firm Shares.

(b)           In addition, upon written notice from the Underwriter given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriter may purchase all or less than all of the Option Shares at the price per share to be paid for the Firm Shares, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares.  No Option Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriter to the Company.

3.             Offering of the Securities by the Underwriter.  The Company understands that the Underwriter intends to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Underwriter is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriter may offer and sell the Securities to or through any affiliate of the Underwriter and that any such affiliate may offer and sell the Securities purchased by it to or through the Underwriter.

4.             Delivery of and Payment for the Securities.

(a)           Delivery of and payment for the Firm Shares thereof shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, at 10:00 A.M., New York City time, on November 1, 2013, or at such other date or place as shall be determined by agreement between the Underwriter and the Company.  This date and time are sometimes referred to as the “First Closing Date.”  On the First Closing Date, the Company shall deliver or cause to be delivered certificates or book entry credits representing the Firm Shares to the Underwriter for the Underwriter’s account against payment to or upon the order of the Company of the purchase price by wire transfer of same-day funds.  The Firm Shares will be delivered by Computershare Shareowner Services LLC (the “Transfer Agent”) in such denominations and in such registrations as the Underwriter requests in writing not later than the second full business day prior to the First Closing Date, and will be delivered through book entry facilities of The Depository Trust Company (“DTC”) and made available for inspection not less than one full business day prior to the First Closing Date at a location in New York, New York as the Underwriter may designate. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder.

(b)           Each time for the delivery of and payment for the Option Shares, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Underwriter but shall be not later than five full business days after written notice of election to purchase Option Shares is given. On the Optional Closing Date, the Company shall deliver or cause to be delivered the Option Shares to the Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of same-day funds. The Option Shares will be delivered by the Transfer Agent in such denominations and in such registrations as the Underwriter request in writing not later than the second full business day prior to the Optional Closing Date, and will be delivered through book entry facilities of DTC and made available for inspection not less than one full business day prior to the Optional Closing Date at a location in New York, New York as the Underwriter may designate. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder.

5.             Further Agreements of the Company.  The Company agrees that:

(a)           The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriter in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriter may reasonably request.

(b)           The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the First Closing Date.

(c)           Before making, preparing, using, authorizing, approving or distributing any Issuer Free Writing Prospectus, the Company will furnish to the Underwriter and counsel to the Underwriter a copy of the proposed Issuer Free Writing Prospectus for review and will not make, prepare, use, authorize, approve or distribute any such Issuer Free Writing Prospectus to which the Underwriter reasonably objects. Without the prior written consent of the Underwriter, the Company has not and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in, or incorporated by reference into, the Registration Statement, the Time of Sale Information or the Prospectus or any other offering materials prepared by or with the prior written consent of the Underwriter.

(d)           The Company will furnish to the Underwriter and to counsel for the Underwriter, without charge, (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Underwriter may reasonably request; the aforementioned documents furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriter a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by the Underwriter or dealer.

(e)           The Company will not amend or supplement the Registration Statement, the Time of Sale Information or the Prospectus, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Underwriter, such consent not to be unreasonably withheld or delayed; provided, however, that prior to the completion of the distribution of the Securities by the Underwriter (as determined by the Underwriter), the Company will not file any document under the Exchange Act that is incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus unless, prior to such proposed filing, the Company has furnished the Underwriter with a copy of such document for review and the Underwriter has not reasonably objected to the filing of such document.  The Company will promptly advise the Underwriter when any document filed under the Exchange Act that is incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus shall have been filed with the Commission.

(f)            During the Prospectus Delivery Period, the Company will advise the Underwriter promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Pricing Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of any post-effective amendment to the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Pricing Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(g)           If at any time prior to the completion of the sale of the Securities by the Underwriter (as determined by the Underwriter), any event occurs as a result of which the Registration Statement, the Time of Sale Information or the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (in the case of the Time of Sale Information and the Prospectus, in the light of the circumstances under which they were made) not misleading, or if it should be necessary to amend or supplement the Registration Statement, the Time of Sale Information or the Prospectus to comply with applicable law, the Company will promptly (i) notify the Underwriter of any such event so that any use of the Registration Statement, the Time of Sale Information or the Prospectus may cease until it is amended or supplemented; (ii) subject to the requirements of Section 5(e), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Registration Statement, Time of Sale Information or Prospectus to the Underwriter and counsel for the Underwriter without charge in such quantities as they may reasonably request.

(h)           The Company will arrange, if necessary, for the qualification of the Securities for sale by the Underwriter under the laws of such jurisdictions as the Underwriter may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.  The Company will promptly advise the Underwriter of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(i)            The Company will make generally available to its security holders and the Underwriter as soon as reasonably practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(j)            The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause its directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(k)           For a period of five years following the First Closing Date, the Company will furnish to the Underwriter, upon request, copies of all materials furnished by the Company to its stockholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Securities may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder, unless filed with the Commission and publicly available on EDGAR.

(l)            The Company and SLG OP will take such steps as shall be necessary to ensure that neither the Company nor SLG OP shall become an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(m)          The Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code.

(n)           Except for the authorization of actions permitted to be taken by the Underwriter as contemplated herein or in the Registration Statement, the Time of Sale Information or the Prospectus, neither the Company nor SLG OP will (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and (b) until each Closing Date, (i) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company, except, in the case of clause (ii), pursuant to the At-the-Market Equity Offering Sales Agreement, dated July 27, 2011, between the Company, SLG OP and Citigroup Global Markets Inc. and the At-the-Market Equity Offering Sales Agreement, dated July 27, 2011, between the Company, SLG OP and J.P. Morgan Securities LLC (collectively, the “ATM Agreements”).

(o)           During a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter (which consent may be withheld at the sole discretion of the Underwriter), (i) directly or indirectly offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Securities or similar securities or any securities convertible into or exercisable or exchangeable for the Securities or similar securities or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of the Securities or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (i) the Securities to be offered and sold pursuant to this Agreement, (ii) shares issued in connection with the exchange or conversion, as applicable, of any previously issued exchangeable or convertible securities, (iii) sales of up to 100,000 shares per day pursuant to any at-the-market equity offering program of the Company, including pursuant to the ATM Agreements, or any new at-the-market equity offering program permitted by clause (iv) of this paragraph, (iv) the filing of one or more prospectus supplements and entry into agreements related to establishing a new at-the-market equity offering program and (v) sales or offers in private placement transactions to, or in direct public placements to, sellers, relating to the acquisition of real property or interests therein, including mortgage or leasehold interests, or in conjunction with any joint venture transaction or other investment made to any seller of such real property or such joint venture interest or investment, including for the avoidance of doubt, the issuance of shares pursuant to the Sale-Purchase Agreement.

(p)           The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(q)           The Company will use its best efforts to maintain the listing of the Securities on the NYSE.

6.             Expenses.  The Transaction Entities jointly and severally agree to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Securities and any taxes payable by the Company in that connection; (b) the costs incident to the preparation, and delivery of this Agreement and any other related documents in connection with the offering, purchase, issuance, sale and delivery of the Securities; (c) the costs incident to the preparation, printing, filing and distribution of the materials contained in the Registration Statement and any amendments and exhibits thereto, the Time of Sale Information, any Issuer Free Writing Prospectus and the Prospectus and each amendment or supplement to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (d) the filing fees, if any, incident to securing any required review by FINRA of the terms of sale of the issuance; (e) the fees incident to the listing of the Securities on the NYSE and the applicable listing agreement with the NYSE; (f) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Underwriter); (g) the costs of preparing certificates for the Securities; (h) all other costs and expenses incident to the performance of the obligations of the Transaction Entities under this Agreement; (i) the costs and charges of any transfer agent and registrar; (j) any expenses incurred by the Company in connection with a “road show” presentation to potential investors, if any; and (k) the fees and disbursements of the Company’s counsel and accountants; provided that, except as expressly provided in this Section 6, Section 10 and Section 12, the Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel, and any transfer taxes on the Securities which it may sell and the expenses of advertising any offering of the Securities made by the Underwriter.

7.             Certain Agreements of the Underwriter.  The Underwriter hereby represents and agrees that:

(a)           It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by the Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule I hereto or prepared pursuant to Section 1(c) or Section 5(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by the Underwriter and approved by the Company in advance in writing.

(b)           It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

8.             Conditions of the Underwriter’s Obligations.  The obligations of the Underwriter hereunder are subject to the accuracy, when made and on each Closing Date, of the representations and warranties of the Transaction Entities contained herein, to the accuracy of the statements of the Transaction Entities and their Subsidiaries made in any certificates delivered pursuant to the provisions hereof, to the performance by each Transaction Entity of its obligations hereunder, and to each of the following additional terms and conditions:

(a)           No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus Supplement and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof.

(b)           Subsequent to the effective date of this Agreement, there shall not have occurred (i) any material adverse change in or affecting any of the Properties or in the condition, financial or otherwise, business, prospects, operations, management, consolidated financial position, net worth, stockholders’ equity or results of operations, whether or not arising from transactions in the ordinary course of business, of the Transaction Entities and the Subsidiaries and the Joint Venture Entities considered as one enterprise or on the use or value of the Properties as a whole, (ii) any change or decrease specified in the bring-down letter referred to in paragraph (i) of this Section 8 which is, in the judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Time of Sale Information and the Prospectus, (iii) any downgrading, or any notice has been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Transaction Entities or any of their Subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act, or (iv) any event or development relating to or involving any of the Transaction Entities, the Subsidiaries, the Joint Venture Entities, or any partner, officer, director or trustee thereof, which makes any statement of a material fact made in the Prospectus untrue or which, in the opinion of the Transaction Entities and their counsel or the Underwriter and counsel to the Underwriter, requires the making of any addition to or change in the Registration Statement, the Time of Sale Information or the Prospectus in order to state a material fact required by the Securities Act or any other law to be stated therein or necessary in order to make the statements therein (in the case of the Time of Sale Information and the Prospectus, in the light of the circumstances under which they were made) not misleading, if amending or supplementing the Registration Statement, the Time of Sale Information or the Prospectus to reflect such event or development would, in the opinion of the Underwriter, adversely affect the market for the Securities.

(c)           All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, the Registration Statement, the Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)           Skadden, Arps, Slate, Meagher & Flom LLP shall have furnished to the Underwriter its written opinion and letter, as counsel to each of the Transaction Entities, addressed to the Underwriter and dated the applicable Closing Date, in form and substance reasonably satisfactory to the Underwriter and counsel to the Underwriter, in the form set forth in Exhibit B hereto.

(e)           Ballard Spahr LLP shall have furnished to the Underwriter its written opinion, as Maryland counsel to the Company, addressed to the Underwriter and dated the applicable Closing Date, in form and substance reasonably satisfactory to the Underwriter and counsel to the Underwriter, in the form set forth in Exhibit C hereto.

(f)            Greenberg Traurig LLP shall have furnished to the Underwriter its written opinion, as tax counsel to the Transaction Entities, addressed to the Underwriter and dated the applicable Closing Date, in form and substance reasonably satisfactory to the Underwriter and counsel to the Underwriter, to the effect that:

(i)            Commencing with its taxable year ended December 31, 2001, the Company was organized and has been operated in conformity with the requirements for qualification and taxation as a REIT under the Code and the proposed method of operation of the Company will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(ii)           SLG OP is classified as a partnership and not as (a) an association taxable as a corporation or (b) a “publicly traded partnership” taxable as a corporation under Section 7704(a) of the Code.

(iii)          The statements contained in the Time of Sale Information, the Prospectus and the 8-K under the captions “Material United States Federal Income Tax Consequences,” “Certain Supplemental United States Federal Income Tax Consequences” and “Restrictions on Ownership of Capital Stock” that describe applicable U.S. federal income tax law and legal conclusions with respect thereto are correct in all material respects as of such Closing Date.

(g)           The Underwriter shall have received from Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriter, such opinion or opinions, dated the applicable Closing Date, with respect to the issuance and sale of the Securities, including negative assurance with respect to the Registration Statement, the Time of Sale Information and the Prospectus (as amended or supplemented at such Closing Date) and other related matters as the Underwriter may reasonably require, and the Transaction Entities shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h)           At the time of execution of this Agreement, the Underwriter shall have received from Ernst & Young LLP a letter in connection with its auditing of the financial statements of the Company and 1515 Broadway Realty Corp. (“1515 Broadway”), in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent registered public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, the Time of Sale Information and the Prospectus, as of a date not more than three business days prior to the date hereof), the conclusions and findings of such firm with respect to the Company’s and 1515 Broadway’s financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings as contemplated in the Statement on Auditing Standards No. 72.

(i)            With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Underwriter a letter (the “bring-down letter”) of such accountants, addressed to the Underwriter and dated the applicable Closing Date (i) confirming that they are independent registered public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, the Time of Sale Information and the Prospectus, as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(j)            The Transaction Entities shall have furnished to the Underwriter a certificate, dated the applicable Closing Date, of its, or its general partner’s, Chief Executive Officer and Chief Financial Officer stating that:

(i)            The representations, warranties and agreements of the Transaction Entities in Section 1 are true and correct as of such Closing Date; the Transaction Entities have complied with all their agreements contained herein; and the conditions set forth in Sections 8(a), (b) and (c) have been fulfilled; and

(ii)           They have carefully examined the Registration Statement, the Time of Sale Information and the Prospectus, and, in their opinion (A) (1) the Registration Statement, as of the time of its effectiveness, (2) the Time of Sale Information, as of the Time of Sale, or (3) the Prospectus, as of its date and on the applicable Closing Date, did not and do not include any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading and (B) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(k)           On the applicable Closing Date, counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Transaction Entities in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(l)            Each of the Transaction Entities shall have furnished or caused to be furnished to the Underwriter such further certificates and documents as the Underwriter or counsel to the Underwriter shall have reasonably requested.

(m)          The Shares shall have been approved for listing, upon official notice of issuance, on the NYSE.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

Any certificate or document signed by any officer of the Transaction Entities or any of their Subsidiaries and delivered to the Underwriter or to counsel for the Underwriter, shall be deemed a representation and warranty by the Transaction Entities to the Underwriter as to the statements made therein.

9.             Effective Date of Agreement.

This Agreement shall become effective upon the execution hereof by the parties hereto.

10.          Indemnification and Contribution.

(a)           The Transaction Entities, jointly and severally, will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as amended or supplemented or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Information, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus as amended or supplemented or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that none of the Transaction Entities shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, the Time of Sale Information, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus as amended or supplemented or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Transaction Entities by the Underwriter expressly for use therein, which information is set forth in Exhibit A hereto.

(b)           The Underwriter will indemnify and hold harmless each of the Transaction Entities against any losses, claims, damages or liabilities to which such Transaction Entity may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as amended or supplemented, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Information, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus as amended or supplemented or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Information, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus as amended or supplemented, or any such amendment or supplement in reliance upon and in conformity with written information furnished to such Transaction Entity by the Underwriter expressly for use therein, which information is set forth in Exhibit A hereto; and will reimburse the Transaction Entities for any legal or other expenses reasonably incurred by the Transaction Entities in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify such indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection except to the extent it has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party in respect of such losses, claims, damages or liabilities (or actions in respect thereto), contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and the Underwriter on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Transaction Entities on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Transaction Entities on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as (i) the total net proceeds from the offering of the Securities (before deducting expenses) received for the Securities by the Company and (ii) the difference between (a) the aggregate price to the public received by the Underwriter and (b) the aggregate price paid by the Underwriter to the Company for the Securities, bear to the aggregate price to public received for the Securities by the Underwriter.  The relative fault shall be determined by reference, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Transaction Entities and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The indemnifying party shall not be required to indemnify the indemnified party for any amount paid or payable by the indemnified party in the settlement of any action, proceeding or investigation without the written consent of the indemnifying party, which consent shall not be unreasonably withheld, but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 10 hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(e)           The obligations of the Transaction Entities under this Section 10 shall be in addition to any liability which the Transaction Entities may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Securities Act; and the obligations of the Underwriter under this Section 10 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Transaction Entities and to each person, if any, who controls the Transaction Entities within the meaning of the Securities Act.

11.          Termination.  This Agreement, or with respect to any Option Shares, the obligation of the Underwriter hereunder to purchase such Option Shares on the Optional Closing Date, may be terminated by notice from the Underwriter given to and received by the Company prior to the applicable delivery of and payment for the Securities if, prior to that time, any of the following events shall have occurred or if the Underwriter shall decline to purchase the Securities for any reason permitted under this Agreement:

(a)           (i) Any of the Transaction Entities or any Property shall have sustained, since the date of the latest financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since the date of the latest financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, there shall have been any change in the capital stock or long-term debt of any Transaction Entity or any change, or any development involving a prospective change, in or affecting any Property or the general affairs, management, financial position, stockholders’ equity or results of operations of any Transaction Entity, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on such Closing Date on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Information and the Prospectus;

(b)           Subsequent to the execution and delivery of this Agreement there shall have occurred any of the following: (i) trading in securities generally on the NYSE or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices shall have been established on any such exchange or such market by the Commission, FINRA or such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or New York state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred any other calamity or crisis or any change or development involving a prospective substantial change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the sole judgment of the Underwriter, impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on such Closing Date on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Information and the Prospectus; or

(c)       The Transaction Entities shall have failed at or prior to the applicable Closing Date to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to such Closing Date.

12.          Reimbursement of Underwriter’s Expenses. If the Company shall fail to tender the Securities for delivery to the Underwriter by reason of any failure, refusal or inability on the part of the Transaction Entities to perform any agreement on their part to be performed, or because any condition specified in Sections 8, 11(a) or (c) hereof required to be fulfilled by the Transaction Entities is not fulfilled, the Transaction Entities will reimburse the Underwriter for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Securities, and upon demand, the Transaction Entities shall pay the full amount thereof to the Underwriter.

13.          No Fiduciary Obligation.  The Transaction Entities acknowledge and agree that in connection with this offering of the Securities or any other services the Underwriter may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter:  (i) no fiduciary or agency relationship between the Transaction Entities and any other person, on the one hand, and the Underwriter, on the other, exists with respect to the offering of the Securities or the transactions contemplated by this Agreement; (ii) the Underwriter is not acting as advisor, expert or otherwise, to the Transaction Entities including, without limitation, with respect to the determination of the offering price of the Securities, and such relationship between the Transaction Entities, on the one hand, and the Underwriter, on the other with respect to the offering of the Securities or the transactions contemplated by this Agreement, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriter may have to the Transaction Entities shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriter and its affiliates may have interests that differ from those of the Transaction Entities.  The Transaction Entities hereby waive any claims that the Transaction Entities may have against the Underwriter with respect to any breach of fiduciary duty in connection with the offering of the Securities or the transactions contemplated by this Agreement.

14.          Research Analyst Independence. The Transaction Entities acknowledge that the Underwriter’s research analysts and research departments are required to be independent from their investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Transaction Entities and/or the offering of the Securities that differ from the views of their investment banking divisions.  The Transaction Entities hereby waive and release, to the fullest extent permitted by law, any claims that the Transaction Entities may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Transaction Entities by the Underwriter’s investment banking divisions.  The Transaction Entities acknowledge that the Underwriter is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

15.          Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to the Underwriter, shall be delivered or sent by mail, telex or facsimile transmission to the Underwriter at Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, with a copy, which shall not constitute notice, to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, Attn: Stuart Gelfond (Fax: (212 859-4000)).

(b)           if to the Transaction Entities shall be delivered or sent by mail, telex or facsimile transmission separately to SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170, Attention: Marc Holliday (Fax: (212) 216-1776) and SL Green Realty Corp., 420 Lexington Avenue, New York, New York  10170, Attention: Andrew Levine (Fax: (646) 293-1356), with copies, which shall not constitute notice, to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY, 10036, Attention: David J. Goldschmidt (Fax: (917) 777-3574) and Laura Kaufmann Belkhayat (Fax: (917) 777-2439)).

16.          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Transaction Entities, and their respective personal representatives and successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Transaction Entities contained in this Agreement shall also be deemed to be for the benefit of directors and officers of the Underwriter and any person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriter contained in Section 10(b) of this Agreement shall be deemed to be for the benefit of any person controlling the Transaction Entities within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17.          Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Transaction Entities and the Underwriter contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

18.          Definition of the Terms “Business Day.” For purposes of this Agreement, “business day” means any day on which the NYSE is open for trading.

19.          USA Patriot Act.   In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

20.          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of New York.

21.          Counterparts.  This Agreement may be executed in one or more counterparts (which may include counterparts delivered electronically) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22.          Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Transaction Entities and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

Very truly yours,

SL GREEN REALTY CORP.

By:	/s/ Andrew S. Levine
Name: Andrew S. Levine
	Title:	Executive Vice President, Chief Legal Officer, General Counsel and Secretary

SL GREEN OPERATING PARTNERSHIP, L.P.

By:	SL Green Realty Corp.,
its general partner

	By:	/s/ Andrew S. Levine
Name: Andrew S. Levine
	Title:	Executive Vice President, Chief Legal Officer, General Counsel and Secretary

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

CONFIRMED AND ACCEPTED,

as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Scott Eisen
Name: Scott Eisen
Title: Managing Director

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

SCHEDULE I

Issuer Free Writing Prospectuses Forming Part of the Time of Sale Information

None

SCHEDULE II

PRICING TERMS

Number of Initial Shares:  2,600,000

Number of Option Shares: 390,000

Offering Price to the Public: The public offering price is as to each investor the price paid by such investor.